EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of the date set forth on the signature page hereof by and between Axesstel, Inc., a Nevada corporation (the “Issuer”), and ComVentures V, L.P., ComVentures V-B CEO Fund, L.P. and ComVentures V Entrepreneurs’ Fund, L.P., each a Delaware limited partnership (collectively the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.1.

RECITALS

A. The Issuer and the Investor previously entered into Stock Purchase Agreements dated as of October 12, 2004 and February 2, 2005 (the “Prior Agreements”) pursuant to which the Issuer issued and sold to the Investor an aggregate of 1,103,605 shares of its common stock, par value $0.0001 per share (the “Common Stock”).

B. Subject to the terms and conditions of this Agreement, the Investor desires to purchase, and the Issuer desires to issue and sell to the Investor, 500,000 additional shares of Common Stock (the “Shares”), pursuant to the terms set forth herein (the “Purchase”).

C. The Purchase is conditioned upon the closing of an underwritten public offering of shares of Common Stock made by the Company and certain stockholders of the Company at a price to the public of $4.00 per share, that is expected to close on or about March 2, 2005 (the “Offering”).

D. Except as otherwise provided in Section 9.13 herein, each of the Prior Agreements shall remain in full force and effect after the execution and delivery of this Agreement, and no provision of this Agreement shall be read to amend, update or supplement the Prior Agreements.

TERMS OF AGREEMENT

In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE OF COMMON STOCK

1.1 Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement and the closing of the Offering, the Issuer will issue and sell to the Investor and the Investor will purchase from the Issuer 500,000 shares of Common Stock (the “Shares”) at $4.00 per Share for the aggregate purchase price of Two Million Dollars and 00/100 ($2,000,000.00) (the “Purchase Price”), which Purchase Price is equal, on a per share basis, to the offering price to the public in the Offering. ComVentures V, L.P., ComVentures V-B CEO Fund, L.P. and ComVentures V Entrepreneurs’ Fund, L.P., will purchase 469,003, 29,078 and 1,919 of the Shares, respectively.

1.2 Transfer Restrictions. The Shares may be disposed of only in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, to the Issuer, or to an Affiliate of Investor, the Issuer may require the transferor thereof to provide to the Issuer an opinion of counsel selected by the transferor, at the expense of the Investor or transferee, the form and substance of which opinion shall be reasonably satisfactory to the Issuer, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

1.3 Legend. Any certificate or certificates representing the Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SECURITIES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY’S PRINCIPAL OFFICE.

1.4 Removal of Legends. Any legend endorsed on a certificate evidencing the Shares shall be removed upon the request of the Investor, and the Issuer shall issue a certificate without such legend to the holder of such Shares, if such Shares are sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144(k) promulgated thereunder, and the purchaser thereof may immediately resell such Shares without restriction and without registration; provided, however, that in the case of a sale pursuant to Rule 144(k), such holder of Shares shall provide such information as is reasonably requested by the Issuer to ensure that such Shares may be sold in reliance on Rule 144(k).

1.5 Legal, Tax or Investment Advice. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

ARTICLE 2

CLOSING

2.1 Closing. The closing of the Purchase (the “Closing”) shall take place immediately following the closing of the Offering or as soon thereafter as possible. The closing of the Offering is currently scheduled to occur on March 2, 2005. The Closing shall take place at the offices of Sheppard, Mullin, Richter & Hampton, LLP, 12544 High Bluff Drive, Suite 300, San Diego, California 92130. At the Closing, unless the Investor and the Issuer otherwise agree (i) the Investor shall pay the Purchase Price to the Issuer, by wire transfer of immediately available funds to an account designated in writing by the Issuer; (ii) the Issuer shall issue the Shares to the Investor, and deliver to the Investor certificates for the Shares duly registered in the name of the Investor, within three business days, or as soon as practicable thereafter, and (iii) all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered (if that is not done prior to the Closing).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

As a material inducement to the Investor entering into this Agreement and purchasing the Shares, the Issuer represents and warrants to the Investor that:

3.1 Corporate Power and Authority. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. At the time of the Closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and no further consent or authorization of the Issuer or its Board of Directors or stockholders is required.

3.2 Enforceability. This Agreement has been duly executed and delivered by the Issuer and (assuming it has been duly authorized, executed and delivered by the Investor) constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) with respect to the indemnification provisions set forth herein, as and to the extent limited by public policy.

3.3 No Violation. The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer’s issuance of the Shares to the Investor as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate (i) any provision of the Articles of Incorporation (the “Charter”) or By-Laws of the Issuer, (ii) any Contract to which the Issuer is a party (except to the extent such a default, acceleration, or violation would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or (iii) any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such violations of any Requirement of Law or creations or impositions of any Liens would not have a Material Adverse Effect on the Issuer). The business of the Issuer and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Issuer is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Issuer with the SEC or state securities administrators and any registration statement which may be filed pursuant hereto); provided, however, that for purpose of the representations made in this sentence, the Issuer is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

3.4 Consents/Approvals. Except for the filing of a registration statement in accordance with Article 6 hereof and filings with the SEC, the securities commissions of the states in which the Shares are to be issued, and the American Stock Exchange (AMEX), no consents, permits, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer’s execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

3.5 Valid Issuance. Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable, free from all Liens with respect to the issuance of such Shares and will not be subject to any preemptive or similar rights.

3.6 SEC Filings, Other Filings and AMEX Compliance. The Issuer is current with all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act. Since January 1, 2004, the Issuer has timely made all filings required to be made by it under the Exchange Act. The Issuer has delivered or made accessible to the Investor true, accurate and complete copies of (i) Issuer’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004; (ii) all of the Issuer’s Current Reports on Form 8-K filed with the SEC since January 1, 2005 and (iii) the Issuer’s Prospectus delivered in connection with the Offering and filed with the SEC on February 25, 2005 (the “SEC Reports”). The Issuer has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Issuer but which has not prior to the date hereof been so disclosed. None of the SEC Reports, at the time of filing, nor the Release, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made, except as may have been corrected or supplemented in a subsequent SEC Report. The Issuer has taken, or will have taken prior to the Closing, all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, the AMEX under all currently effective inclusion requirements. Each financial statement included in the SEC Reports as amended (including any related notes and schedules) and the Release complies as to form in all material respects with applicable accounting requirements under GAAP and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto (except that the unaudited financial statements contained in the Release do not contain footnotes). Each balance sheet included in such financial statements as amended fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Reports as amended (including any related notes and Schedules) and the Release fairly presents in all material respects the consolidated results of operations of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein, and the interim reports contained in the Release do not contain footnotes).

3.7 Material Changes. Since December 31, 2004, no Material Adverse Effect has occurred or exists with respect to the Issuer and its Subsidiaries taken as a whole.

3.8 Exempt Transaction. Subject in part to the truth and accuracy of Investor’s representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.9 The AMEX. The Common Stock is listed on the AMEX and, to the best of the knowledge of the Issuer, there are no proceedings to revoke or suspend such listing. The issuance of the Shares will not contravene any of the rules of the AMEX. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Issuer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the AMEX. The Issuer has not received any notification that, and has no knowledge that, the SEC or the AMEX is contemplating terminating such listing or registration. The issuance of the Shares does not require stockholder approval pursuant to the rules of the AMEX or otherwise.

3.10 Absence of Certain Developments. Since December 31, 2004, other than as disclosed in the SEC Reports, neither the Issuer nor any Significant Subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Issuer’s or such Significant Subsidiary’s business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Investor or its representatives;

(vii) suffered any material losses (except for anticipated losses consistent with prior quarters) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

(x) entered into any other material transaction, whether or not in the ordinary course of business;

(xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Issuer or its subsidiaries.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents and warrants to the Issuer as follows:

4.1 Power and Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby and, when delivered, this Agreement will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) with respect to the indemnification provisions set forth herein, as and to the extent limited by public policy.

4.2 No Violation. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any Contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor.

4.3 Consents/Approvals. No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor’s execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any Contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

4.4 Investment Intent. The Investor is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further agrees not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Shares. The Investor agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel reasonably acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel reasonably acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Shares have not been registered under the Securities Act by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.3 of this Agreement, a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares. The Investor is acquiring the Shares hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

4.5 Investor Status. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder. ComVentures V, L.P. is a qualified institutional buyer as defined in Rule 144A.

4.6 Adequate Information. The Investor has received from the Issuer, and has reviewed, such information as the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, including without limitation the SEC Reports and recent press releases of the Issuer. The Investor acknowledges that each of the SEC Reports, including the risk factors contained therein, are specifically incorporated herein by reference and form an integral part of this Agreement.

4.7 Opportunity to Question. The Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor’s examination of the Issuer, including the information that the Investor has received and reviewed as referenced in Section 4.6 hereof in relation to its investment in the Shares.

4.8 No Other Representations. No oral or written representations have been made to the Investor in connection with the Investor’s acquisition of the Shares that were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Issuer, any of its Subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article 3 hereof.

4.9 Knowledge and Experience. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Investor to utilize the information referred to in Section 4.6 hereof and any other information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto. The Investor is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

4.10 Independent Decision. The Investor is not relying on the Issuer, any other potential investor, or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Shares. The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement and on its examination and independent investigation in making its decision to acquire the Shares.

4.11 General Solicitation. The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.12 Residence. The office of the Investor in which its investment decision was made is located at the address of the Investor set forth on the signature page hereto.

4.13 No Prior Short Selling. At no time during the 30 days prior to the Closing has the Investor engaged in or effected, in any manner whatsoever, directly or indirectly, in any “short sale” (as such term is defined in Rule 3b-3 of the Exchange Act) of the Common Stock (a “Short Sale”). Prior to the Closing, except as previously disclosed to the Issuer in writing, the Investor has never owned securities of the Issuer.

4.14 Beneficial Ownership. At the Closing, the Investor will not, after giving effect to the Shares purchased hereunder, beneficially own in excess of 19.99% of the number of shares of Common Stock of the Issuer then outstanding, determined in accordance with Rule 13d-3 of the Exchange Act).

4.15 Commissions. The Investor has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

4.16 No Broker-Dealer. The Investor is not required to be registered as a broker-dealer pursuant to Section 15 of the Exchange Act.

ARTICLE 5

COVENANTS

5.1 Public Announcements. Each party to this Agreement agrees that it shall not issue or release any public announcement with respect to this Agreement or the transactions provided for herein, which names the other party, without the prior consent of the other party. Notwithstanding the foregoing, nothing in this Section 5.1 shall prevent any party hereto from making such public announcements or filings as it may consider necessary in order to satisfy its legal obligations. On or before the third business day following the Closing, the Issuer will issue a press release acceptable to each of the parties hereto describing the transactions contemplated by this Agreement, and promptly thereafter file a Current Report on Form 8-K with the SEC, attaching such press release.

5.2 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of the AMEX in connection with the transactions contemplated by this

Agreement and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. The Issuer will use its reasonable best efforts to cause the listing or trading of its Common Stock to be continued either on the AMEX or on another national securities exchange and to comply in all respects with the Issuer’s reporting, filing and other obligations under the bylaws or rules of such exchange. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

5.3 Notification of Certain Matters. Each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

5.4 Confidential Information; Standstill.

(a) The Investor agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior written consent of the Issuer provided that the Investor may share such information with such of its officers and professional advisors as may need to know such information to assist the Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof. All Confidential Information received by the Investor shall be promptly returned or destroyed, as directed by the Issuer. “Confidential Information” means all written data, reports, records or materials and any and all other confidential or disclosure information or materials obtained from the Issuer or its professional advisors, which are not yet publicly available. Confidential Information excludes information that is publicly available or already known to the Investor through a source not bound by any confidentiality obligation.

(b) For a period of two years from the Closing Date, the Investor will not, directly or indirectly, without the prior written consent of the Issuer (i) propose to enter into any acquisition of all or substantially all of the assets or stock of the Issuer or a merger or other business combination involving the Issuer; (ii) seek to control the management, Board of Directors or policies of the Issuer; (iii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Act of 1934) or (iv) purchase or acquire shares of the Issuer’s Common Stock if such purchase or acquisition would cause the number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed 20% of the Issuer’s outstanding Common Stock.

5.5 Form D Filing. The Issuer agrees that it shall file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Regulation D promulgated under the Securities Act.

5.6 Other Agreements. The Issuer shall not enter into any agreement the terms of which would restrict or impair the ability of the Issuer to perform its obligations under this Agreement.

5.7 Use of Proceeds. The proceeds from the sale of the Shares will be used by the Issuer and its subsidiaries for general corporate purposes.

5.8 Investor’s Compliance with Law. The Investor agrees that its trading activities with respect to shares of the Issuer’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the AMEX. Without limiting the generality of the foregoing, the Investor agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of Shares from the Investor.

ARTICLE 6

REGISTRATION RIGHTS

The Investor shall have the following registration rights with respect to the Registrable Securities owned by it:

6.1 Transfer of Registration Rights. Subject to the provisions of this Agreement, the Investor may assign the registration rights with respect to Registrable Securities to any party or parties to which it may from time to time transfer Registrable Securities, provided that the transferee agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto. Upon assignment of any registration rights pursuant to this Section 6.1, the Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, the Investor and each such subsequent holder of Registrable Securities is referred to as a “Holder”). Notwithstanding anything to the contrary herein, the rights of a Holder pursuant to Article 6 may be assigned only to a transferee or assignee of any Registrable Securities if such transferee or assignee (i) acquires at least 100,000 shares of such Holder’s Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like) or less if the shares being transferred constitute all of such transferring Holder’s Registrable Securities or (ii) is a wholly-owned subsidiary or affiliate, affiliated venture capital fund, or partner, constituent partner, member, retired member or shareholder of the Investor.

6.2 Required Registration. The Issuer shall use best efforts to file a Registration Statement (the “Shelf Registration Statement”) on or before March 31, 2005, pursuant to which all of the Registrable Securities shall be registered for resale. The Issuer may delay the filing of the Shelf Registration Statement but shall use its best efforts to file the Shelf Registration Statement before the expiration of forty-five (45) days from the effective date of the registration statement for the Offering. The Investor and its counsel shall have a reasonable period, not to exceed ten (10) business days, to review the Shelf Registration Statement or any amendment thereto, prior to filing with the SEC, and the Issuer shall provide the Investor with copies of any comment letters received from the SEC with respect thereto within 2 business days of receipt thereof. The Issuer shall use reasonable best efforts to cause the SEC to declare the Shelf Registration Statement effective as soon as practicable after filing, but in no event later than ninety (90) days of the date of filing of the Shelf Registration Statement, and to thereafter maintain the effectiveness of the Shelf Registration Statement until such time as the Issuer reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Registrable Securities then owned by the Holders without the need for continued registration of the Registrable Securities in the three month period immediately following the termination of the effectiveness of the Shelf Registration Statement. Notwithstanding the foregoing, if the Issuer’s obligation to maintain the effectiveness of the Shelf Registration Statement has not earlier terminated under the preceding sentence, the Issuer’s obligations contained in this Section 6.2 shall terminate automatically on the second anniversary of the effective date of the Shelf Registration Statement. The Issuer covenants that it will provide written notice to the Investor that the Shelf Registration Statement has been declared effective by the SEC, which notice shall be given promptly after the Issuer has received notice of such effectiveness from the SEC.

6.3 Registration Procedures.

(a) In case of the Shelf Registration Statement effected by the Issuer subject to this Article 6, the Issuer shall keep the Investor, on behalf of each Holder, advised in writing as to the initiation of such registration, and as to the completion thereof. In addition, subject to Section 6.2 above, the Issuer shall, to the extent applicable to the Shelf Registration Statement:

(i) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement as may be necessary to keep such registration, effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 6.2, and take all lawful action such that each of (A) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the prospectus, and any amendment or supplement thereto, does not at any time while it is effective include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) update, correct, amend and supplement the Shelf Registration Statement as necessary;

(iii) furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as Holder may reasonably request from time to time;

(iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

(v) notify Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Issuer shall as promptly as commercially reasonable prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals from the AMEX for trading thereon;

(vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement;

(viii) upon the sale of any Registrable Securities pursuant to the Shelf Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities; and

(ix) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holder of its Registrable Securities in accordance with the intended methods therefore provided in the prospectus which are customary for issuers to perform under the circumstances.

(b) Notwithstanding anything stated or implied to the contrary in Section 6.3(a) above, the Issuer shall not be required to consent to any underwritten offering of the Registrable Securities or to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

(c) Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.3(a)(v), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(v) and, if so directed by the Issuer, will deliver to the Issuer at the Issuer’s expense all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(d) Except as required by law, all expenses incurred by the Issuer in complying with this Article 6, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) (“Registration Expenses”) incurred in connection with any registration, qualification or compliance pursuant to this Article 6 shall be borne by the Issuer. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

6.4 Further Information; Listing of Selling Shareholders. If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Issuer such information regarding itself as the Issuer may reasonably request and as shall be required in connection with any registration (or amendment or supplement thereto), referred to in this Agreement, and Holder shall indemnify the Issuer with respect thereto in accordance with Article 7 hereof. No Holder shall be entitled to use the prospectus forming a part of the Resale Registration Statement for resales of Registrable Securities at any time unless such Holder is named as a selling shareholder in such prospectus or in a supplement or amendment thereto. No Holder shall be entitled to be listed as a selling shareholder in the Shelf Registration Statement as of the date the Shelf Registration Statement is declared effective unless such Holder has provided to the Issuer all information requested by the Issuer pursuant to this Section 6.4 by the deadline established by the Issuer for a response to its request; provided, however, that each Holder shall have at least five (5) business days from the date on which the request is first mailed or otherwise delivered to the Holder by the Issuer to provide the information to the Issuer. After the effectiveness of the Shelf Registration Statement, the Issuer shall, upon the request of any Holder not named as a selling shareholder, file a supplement to the prospectus or amendment to the Shelf Registration Statement identifying such Holder as a selling shareholder, provided that the Issuer shall be under no obligation to do so unless the Holder has furnished to the Issuer all information requested by the Issuer under this Section 6.4; and provided further, that the Issuer shall not be obligated to file no more than one such document within any period of thirty (30) days.

6.5 Right of Suspension.

(a) Notwithstanding any other provision of this Agreement or any related agreement to the contrary, if any, the Issuer shall have the right, at any time, to suspend the effectiveness of the Shelf Registration Statement and offers and sales of the Registrable Securities covered thereby whenever, in the good faith judgment of the Issuer, (i) continuing such effectiveness or permitting such offers and sales could reasonably be expected to have an adverse effect upon a proposed sale of all or substantially all of the assets of the Issuer or a merger, acquisition, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Issuer, (ii) there exists a material development or a potential material development with respect to or involving the Issuer that the Issuer would be obligated to disclose in the prospectus used in connection with the Shelf Registration Statement, which disclosure, in the good faith judgment of the Issuer, after considering the advice of counsel, would be premature or otherwise inadvisable at such time, or (iii) the Shelf Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, not misleading (a “Suspension Event”). In the event that the Issuer shall determine to so suspend the effectiveness of the Shelf Registration Statement and offers and sales of the Registrable Securities covered thereby, the Issuer shall, in addition to performing those acts required to be performed under the Securities Act and/or the Exchange Act or deemed advisable by the Issuer, deliver to each Holder written notice thereof, signed by the

Chief Financial Officer or Chief Executive Officer of the Issuer. Upon receipt of such notice, the Holders shall discontinue disposition of the Registrable Securities covered by the Shelf Registration Statement and prospectus until such Holders (x) are advised in writing by the Issuer that the use of the Shelf Registration Statement and prospectus (and offers and sales thereunder) may be resumed, (y) have received copies of a supplemental or amended prospectus, if applicable, and (z) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus. The Issuer will exercise commercially reasonable efforts to ensure that the use of the Shelf Registration Statement and prospectus may be resumed as quickly as practicable, provided, however, that in the event of a Suspension Event, the Issuer’s obligation under Section 6.2 to maintain the effectiveness of the Shelf Registration Statement until the second anniversary of the date of the effectiveness of the Shelf Registration Statement, if that obligation has not terminated prior to such anniversary pursuant to the provisions of Section 6.2, shall be extended on a day-for-day basis equal to the amount of time that such Shelf Registration Statement shall have been suspended.

(b) The Issuer’s right to suspend the effectiveness of the Shelf Registration Statement and the offers and sales of the Registrable Securities covered thereby, as described above, shall be for a period of time (the “Suspension Period”) beginning on the date of the occurrence of the Suspension Event and expiring on the earlier to occur of (i) the date on which the Suspension Event ceases, or (ii) forty five (45) days after the occurrence of the Suspension Event; provided, however, that there shall not be more than two Suspension Periods in any 12 month period.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification Relating to Registration Rights.

(a) With respect to any registration, effected or to be effected pursuant to Article 6 of this Agreement, the Issuer shall indemnify each Holder of Registrable Securities whose securities are included in a registration statement, each of such Holder’s directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by such Holder (if any), and each Person who controls (within the meaning of the Securities Act) any such Holder or underwriter (a “Controlling Person”) from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies of any such Holder or any such underwriter or Controlling Person if any of the foregoing (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, or any related preliminary prospectus, prospectus or amendment or supplement thereto, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration;

(ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

(iii) any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer, in each case, relating to any action or inaction required of the Issuer in connection with any such registration, and subject to Section 7.2 below will reimburse each such Person entitled to indemnity under this Section 7.1 for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder or by or on behalf of such an underwriter specifically for use in such Shelf Registration Statement, or any related preliminary prospectus, prospectus or amendment or supplement thereto, offering circular or other document, or (B) the failure of the Holder to comply with its obligations to discontinue disposition of Registrable Securities during the suspension of a registration statement as set forth in Section 6.5(a). This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

(b) With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included in a registration statement, shall indemnify the Issuer or any Controlling Person, and the directors and officers of the Issuer or any Controlling Person, from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies of the Issuer if any of the foregoing arise out of:

(i) any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, or any related preliminary prospectus, prospectus or amendment or supplement thereto, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

(ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

(iii) any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder, in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and subject to Section 7.2 below will reimburse the Issuer for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Holder specifically for use in such Shelf Registration Statement, or any related preliminary prospectus, prospectus or amendment or supplement thereto, offering circular or other document; provided, however, that, the obligation of the Holder hereunder shall be limited to an amount equal to the net proceeds to the Holder of Registrable Securities sold as contemplated hereunder.

7.2 Indemnification Procedures. Each Person entitled to indemnification under this Section (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an “Indemnifying Party”) of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

7.3 Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to this Section 7 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 7 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Issuer and the Holder shall contribute to the aggregate losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies to which they may be subject (which shall, for purposes of this Agreement included, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault should be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Holder on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 7. The amount paid or payable by an Indemnified Party as a result of the losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of this Section 7, in no event shall any (i) Holder be required to undertake liability to any Person under this Section 7 for any amounts in excess of the dollar amount of the net proceeds to be received by the Holder from the sale of the Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any registration statement under which such Registrable Securities are or were to be registered under the Securities Act, and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Shelf Registration Statement.

ARTICLE 8

CONDITIONS TO CLOSING

8.1 Conditions to the Obligations of the Investor. The obligations of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(a) Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(b) Agreement and Covenants. The Issuer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

(d) Securities Exemptions. The offer and sale of the Shares pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e) No Suspension of Trading or Listing of Common Stock. The Common Stock of the Issuer (i) shall be designated for quotation or listed on the AMEX and (ii) shall not have been suspended from trading on the AMEX.

(f) Approval of the AMEX. The AMEX shall have approved an application for listing of additional shares filed by the Issuer with respect to the Shares.

8.2 Conditions to the Obligations of the Issuer. The obligations of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(a) Representations and Warranties. Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(b) Agreement and Covenants. The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

(d) Securities Exemptions. The offer and sale of the Shares pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e) No Suspension of Trading or Listing of Common Stock. The Common Stock of the Issuer (i) shall be or listed on the AMEX and (ii) shall not have been suspended from trading on the AMEX.

(f) Approval of the AMEX. The AMEX shall have approved an application for listing of additional shares filed by the Issuer with respect to the Shares.

ARTICLE 9

MISCELLANEOUS

9.1 Defined Terms. As used herein the following terms shall have the following meanings:

“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

“AMEX” means the American Stock Exchange.

“Articles of Incorporation” means the Issuer’s Articles of Incorporation, as the same may be supplemented, amended or restated from time to time.

“Closing” has the meaning in Article 2 of this Agreement.

“Common Stock” has the meaning specified in the Recitals to this Agreement.

“Contract” means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Investor” has the meaning specified in the Recitals to this Agreement.

“Issuer” means Axesstel, Inc., a Nevada corporation.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

“Material Adverse Change (or Effect)” means a material and adverse change in (or effect on) the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole. As used in this Agreement with reference to the Issuer, “Material Adverse Change (or Effect)” shall not include any change, event, violation, inaccuracy, circumstance or effect directly and primarily resulting from (i) changes in general economic conditions or changes affecting the industry generally in which the Issuer operates (provided that such changes do not affect the Issuer in a substantially disproportionate manner) or (ii) changes in the trading prices for the Issuer’s Common Stock which are unrelated to a breach by the Issuer of this Agreement.

“Person” means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

“Purchase Price” has the meaning specified in Section 1.1 of this Agreement.

“Register,” “registered” and “registration” refer to a registration of the offering and sale or resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (i) all shares of Common Stock acquired by the Investor hereunder, (ii) all shares of Common Stock acquired by the Investor pursuant to the Prior Agreements, (iii) all shares of Common Stock acquired by the Investor from shareholders of the Issuer on or prior to October 14, 2004, but only to the extent that such shares are restricted securities, as defined in Rule 144, and the Investor has advised the Issuer in writing of their acquisition by the close of business on October 14, 2004, (iv) 170,000 shares of Common Stock acquired by the Investor in open market transactions during February 2005 and (v) any other shares of Common Stock or other securities issued in respect of such shares by way of a stock dividend or stock split or in connection with a combination or subdivision of the Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that, as to any particular securities, such securities will cease to be Registrable Securities when they have been sold subsequent to their acquisition by the Investor pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“Requirements of Law” means as to any Person, the articles of incorporation, by-laws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning specified in Section 3.6 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning specified in Section 1.1 of this Agreement.

“Subsidiary” means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

9.2 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) All accounting terms shall have a meaning determined in accordance with GAAP.

(d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

(e) The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.3 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and Fax numbers (or to such other addresses or Fax numbers which such party shall subsequently designate in writing to the other party):

(a) if to the Issuer to:

Axesstel, Inc.

6815 Flanders Drive, Suite 210

San Diego, California 92121

Attention: David Morash, President and Chief Operating Officer

Fax: (858) 625-2110

With a copy to:

Helen Chao, Esq., General Counsel

Fax: (858) 625-2110

And a copy to:

John J. Hentrich, Esq.

Sheppard Mullin Richter & Hampton, LLP

12544 High Bluff Drive, Suite 300

San Diego, California 92130

Fax: (858) 509-3691

(b) if to the Investor, to the address set forth next to its name on the signature page hereto.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

9.4 Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Issuer after the date hereof.

9.5 Entire Agreement. This Agreement and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter.

9.6 Expenses; Taxes. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the initial issuance of the Shares (but not with respect to subsequent transfers) by the Issuer to the Investor and consummation of the transactions contemplated by this Agreement shall be paid by the Issuer.

9.7 Amendment; Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Issuer and Investors holding, or obligated to purchase, at least two thirds of the Registrable Securities or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

9.8 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

9.10 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

9.11 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California applicable to contracts executed and to be wholly performed within such State.

9.12 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

9.13 Amendment to Prior Agreements. Each of the Prior Agreements is hereby amended to delete Article 6 (Registration Rights), and the definition of “Registrable Securities” set forth in Section 9.1 (Defined Terms) of each such agreement.

(Signatures on next page)

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed and delivered as of the date set forth below.

COMVENTURES V, L.P., COMVENTURES V-B CEO FUND, L.P., and COMVENTURES V ENTREPRENEURS’ FUND, L.P. By: COMVEN V, L.L.C., each of their General Partner

By:	/s/ Roland Van der Meer	Dated: March 3, 2005
Name:	Roland Van der Meer
Title:	Member

305 Lytton Avenue

Palo Alto, CA 94301

Attention: Roland Van der Meer, Partner

Fax: 650-325-9608

AXESSTEL, INC.

By:	/s/ David Morash	Dated: March 3, 2005
David Morash President and Chief Operating Officer